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                                                                   EXHIBIT 10.38

                            CENTURY ALUMINUM COMPANY

                           INCENTIVE COMPENSATION PLAN


1.       NAME

         The name of this Plan is the Incentive Compensation Plan ("Plan") of Century Aluminum Company and its Subsidiaries.

2.       PURPOSE

         The purpose of the Plan is to motivate, through incentive awards paid in cash in accordance with the provisions hereof, employees of the Company and its Subsidiaries who occupy key executive positions and who can contribute to the growth and profits of the Company and its Subsidiaries.

3.       DEFINITIONS

         A. "Average Total Capitalization" shall mean the average of the Total Capitalization at the end of the current year and at the end of the immediately preceding year.

         B.       "Board" shall mean the Board of Directors of the Company.

         C. "Committee" shall mean the Compensation Committee of the Board of Directors of the Company, two members or more of whom shall be directors who are not employees of the Company or any Subsidiary.

         D.       "Company" shall mean Century Aluminum Company.

         E. "Net Earnings" shall mean earnings after deduction for incentive compensation, and interest expense, and after provision for income taxes using the consolidated effective income tax rate. Non-recurring items may be excluded at the discretion of the Board.

         F. "Participant" shall mean any full-time salaried employee of the Company or of a Subsidiary who is selected by the Committee to receive an award under this Plan.

         G. "Reserve" shall mean the incentive compensation reserve account established by the Company for purposes of payments under the Plan.

         H. "ROI" shall mean return on investment, which shall be Net Earnings divided by Average Total Capitalization.

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         I.       "Subsidiary" shall mean any corporation the voting stock of which is owned 50% or more, directly or indirectly, by the Company.

         J. "Total Capitalization" shall mean the sum of the capital stock, paid-in capital and retained earnings of the Company and the aggregate borrowings of the Company as of the end of the year.

4.       RESERVE

         A. The Company shall maintain a Reserve to which shall be credited, in the discretion of the Board, and based upon the recommendation of the Compensation Committee, in each year during which the Plan remains in effect, an amount which shall not exceed the following:

                  (i)      $500,000 if the ROI is 7.0% or less;

                  (ii) $1,000,000 if the ROI is greater than 7.0% but less than 10%; or

                  (iii) If the ROI is 10% or greater, the sum of the maximum contribution pursuant to Section 4.A(ii) plus 3% of that portion of Net Earnings which results in an ROI of 10% or greater.

         B. Subject to Section 4.D., no amount shall be credited to the Reserve if the ROI is 6% or lower.

         C. Any amount transferred to the Reserve for a particular year, which is not awarded in such year, may be awarded by the Committee in a subsequent year or years.

         D. The Board, upon the recommendation of the Committee, may establish an initial reserve which shall not exceed $1,000,000.

5.       AWARDS

         A. For the calendar year 1997, and for each year thereafter during which the Plan shall remain in effect, the Committee shall determine the following, in its discretion, on or before December 15 of such year:

                  (i) The amount to be credited to the Reserve for such year in accordance with Section 4;

                  (ii) The total dollar amount of the awards for such year to be awarded to all Participants,

                  (iii) The dollar amount of the award or the percentage of the total awards for such year to be awarded to each Participant.

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                  On or before March 15 of the following year, the Committee shall verify that the amount theretofore credited to the Reserve for such year does not exceed the maximum allowable amount in accordance with Section 4. If the amount of such credit exceeds the allowed maximum, an appropriate adjustment shall be made thereto, and, if necessary, a pro rata adjustment to any awards shall be made. Awards in respect of such year shall be paid on or before March 31 of the following year.

         B. Awards shall be payable under this Plan only up to the amount of funds in the Reserve.

6.       DESIGNATION OF AWARDS TO PARTICIPANTS

         A. Awards shall be made to a Participant who contributes materially to the success of the Company's business by his or her ability, ingenuity and industry in achieving the following objectives of a division or department of the Company or of the Company and its Subsidiaries as a whole:

                  (i) successful achievement of planned programs for growth and profit, including capital expenditures, annual profit plans, and long-range plans;

                  (ii) expansion through the discovery, development or acquisition of new enterprises or products;

                  (iii) greater efficiency in existing research, processing, manufacturing and marketing operations, including product improvements;

                  (iv)     reduction in costs and expenses; or

                  (v) development of management through recruitment, training, transfer, promotion and through appropriate recognition of high potential and talent.

B. The amount, if any, awarded to a Participant shall be within the full discretion of the Committee. If an award is made, it shall be a percentage of a Participant's base salary on November 30 of the calendar year for which an award is made, or such earlier date during such year as his or her employment may have terminated, provided such termination was due to the death, disability or retirement. Suggested ranges are as follows:


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
                                                                     Suggested Ranges
-------------------------------------------------------------------------------------------------
                   Position
                      CEO                                    50%                        100%
                      COO                                    35%                         75%
                      EVP                                    35%                         75%
                      VP                                     35%                         75%
              Business Unit Head                             25%                         40%
            Senior Operating Staff                           10%                         30%
-------------------------------------------------------------------------------------------------

         An award shall be paid only to a Participant who is employed by, or is upon an approved leave of absence from, the Company or a Subsidiary on the last business day of the year for which an award is made, unless termination of employment during such year was due to death, disability, retirement or other reason approved by the Committee. If an award has been made to a Participant for any year and the employment of such Participant by the Company or a Subsidiary has been terminated prior to the last business day of such year other than by death, disability, retirement or other reason approved by the Committee, no award shall be payable to such Participant, and the amount of any award to such Participant for such year, shall be credited to the Reserve.

         Awards made to Participants shall be paid in cash and debited to the Reserve. Each cash award shall be paid to a Participant, or in the event of the death of a Participant prior to the payment thereof, to his or her beneficiary or if no beneficiary has been designated or if a beneficiary who has been designated dies prior to the receipt of payment, to the personal representative of the Participant, no later than March 31 of the year following the year for which such award is made.

7.       PARTICIPATION

         An employee eligible to be a Participant hereunder shall participate in awards only to the extent that the Committee may from time to time determine, and any Participant who participates in one year may be excluded from participation in any other year.


8.       TERM

         The Plan shall continue until such time as it shall be terminated by action of the Board; provided, however, that upon any termination of the Plan, awards already made to Participants shall continue to be subject to the provisions of the Plan.

9.       ADMINISTRATION

         A. Full power and authority to amend, modify or terminate the Plan shall rest in the Board.

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         B.       Full power and authority to construe, interpret and administer the Plan shall be vested in the Committee. Any interpretation of the Plan by the Committee or any administrative act by the Committee shall be final and binding on all Participants.

         C. The members of the Committee may appoint from their number such committees with such powers as they shall determine, may authorize one or more of their number or any agent to execute or deliver any instrument or instruments in their behalf, and may employ such counsel, agents and other services as they may require in carrying out their duties.

10.      GOVERNING LAW

         This Plan shall be governed by the laws of the State of Delaware. Adopted by the Board of Directors on May 4, 1998.


                                                 /s/  Craig A. Davis
                                                --------------------------
                                                   Craig A. Davis


/s/  Gerald J. Kitchen
--------------------------------
Gerald J. Kitchen, Secretary



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